Exhibit 99.2

Q4 2014 Earnings Call October 29, 2014

Forward-Looking Statements and Non-GAAP Measures page 2 / October 2014 Forward-Looking Statements -- This presentation contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this presentation include statements addressing our future financial condition and operating results. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive industry and the telecommunications networks and consumer devices industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; the risk that the operations of Measurement Specialties will not be successfully integrated into ours; and the risk that revenue opportunities, cost savings and other anticipated synergies from the Measurement Specialties acquisition may not be fully realized or may take longer to realize than expected. More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 27, 2013 as well as in our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 27, 2013, March 28, 2014 and June 27, 2014, Current Reports on Form 8-K, and other reports filed by us with the U.S. Securities and Exchange Commission. Non-GAAP Measures -- Where we have used non-GAAP financial measures, reconciliations to the most comparable GAAP measure are provided, along with a disclosure on the usefulness of the non-GAAP measure, in this presentation.

Summary – Q4 FY2014 Adjusted EPS, Adjusted Operating Margin, and Free Cash Flow are non-GAAP measures; see Appendix for description and reconciliation. Sales of $3.58 billion; up 4% versus prior year Adjusted EPS of $1.02, up 10% versus prior year Adjusted Operating Margin of 16.0%, up 30 basis points versus prior year Free Cash Flow of $661 million Returned $283 million to shareholders through repurchases and dividends Book-to-Bill of 0.98 with orders up 5%, excluding Subsea Communications Business Segment Highlights Continued strong performance in Transportation and Industrial Solutions Beginning growth cycle in Subsea Communications within Network Solutions Continued strong performance in Appliances within the Consumer Solutions segment page 3 / October 2014 Record Adjusted Operating Margins and EPS, and Free Cash Flow

Summary – Fiscal 2014 Organic sales growth, Adjusted EPS, Adjusted Operating Margin, and Free Cash Flow are non-GAAP measures; see Appendix for description and reconciliation. Sales of $13.9 billion; up 5% versus the prior year Adjusted EPS of $3.79; up 17% versus the prior year Free Cash Flow of $1.73 billion; up 15% versus prior year Returned $1.05 billion to shareholders Expanded position in oil & gas and sensors markets through acquisitions Expanded TAM by $40B in the attractive Sensors market Business Segment Highlights Expanded revenue from harsh environment applications to 70% of total TE revenue Grew Transportation Solutions organic revenue 10%+, more than 2X vehicle production growth of 5%; Delivered 20%+ adjusted operating margin Generated 5% organic growth in Industrial Solutions and grew adjusted operating income by 12% In Networks, returned to growth in Broadband; building momentum in SubCom Growth in Appliances business of 6%, outpacing industry growth page 4 / October 2014 Record year - revenue up 5%, adjusted EPS up 17%, and FCF up 15%

Revenue up 6% organically on 2.8% global vehicle production growth, reflecting strong design-in rates over last several years; continued China strength with 16% growth Industrial transportation growth driven by emission changes and strong heavy truck demand Adjusted operating margin increased 180 bps to 21% due to volume growth and strong productivity Transportation Solutions Q4 Summary Organic Sales Growth, Adjusted Operating Income, and Adjusted Operating Margin are non-GAAP measures; see Appendix for description and reconciliation. page 5 ($ in Millions) / October 2014 Growth Rates Growth Rates Actual Organic Sales $1,494 7% 6% Orders $1,523 8% 7% Book to Bill 1.02 Adj. Operating Income $313 17% Adj. Operating Margin 21.0% Sales by Business Growth Rates Actual Organic Automotive $1,494 7% 6% Transportation Solutions $1,494 7% 6% sales by region region Q4 FY14 growth rates actual organic americas emea asia-pacific total $346 3% 3% 620 6% 6% 528 10% 105 $1,494 7% 6%

Industrial Solutions Q4 Summary Organic Sales Growth, Adjusted Operating Income, and Adjusted Operating Margin are non-GAAP measures; see Appendix for description and reconciliation. page 6 ($ in Millions) Organic sales growth of 6%; 5 consecutive quarters of year-over-year growth Industrial Equipment growth driven by continued momentum in China and strengthening demand in the Americas, offsetting sluggish European market Continued strength in Aerospace and Oil & Gas; Q4 actual growth includes the SEACON acquisition Solid Energy growth in Americas and Asia, offset by market weakness in Europe / October 2014 Flat Sales by Business Growth Rates Actual Organic Industrial Equipment $363 4% 5% Aerospace, Defense, Oil, and Gas 327 25% 10% Energy 211 1% 3% Industrial Solutions $901 10% 6% Growth Rates Actual Organic Sales $901 10% 6% Orders $832 6% 2% Book to Bill 0.92 Adj. Operating Income $145 7% Adj. Operating Margin 16.1%

Network Solutions Q4 Summary ($ in Millions) Organic Sales Growth, Adjusted Operating Income, and Adjusted Operating Margin are non-GAAP measures; see Appendix for description and reconciliation. page 7 Telecom Networks growth in fiber offset by wireless project delays Enterprise Networks growth driven by data center projects Data Communications growth in EMEA and China more than offset by weakness in Japan Subsea Communications down Y/Y but up 65% sequentially as new programs come into force / October 2014 185 Sales by Business Growth Rates Actual Organic Telecom Networks $333 (4)% (4)% Data Communications 191 (2)% (2)% Enterprise Networks 170 6% 7% Subsea Communications 85 (17)% (17)% Network Solutions $779 (3)% (3)% Growth Rates Actual Organic Sales $779 (3)% (3)% Orders $844 24% 24% Orders ex SubCom $665 3% 3% Book to Bill 1.08 B:B ex SubCom 0.96 Adj. Operating Income $68 (17)% Adj. Operating Margin 8.7%

Consumer Solutions Q4 Summary Organic Sales Growth, Adjusted Operating Income, and Adjusted Operating Margin are non-GAAP measures; see Appendix for description and reconciliation. page 8 ($ in Millions) Appliances growth driven by strong demand and share gains in Americas and Asia Consumer Devices lower revenue in mobile phones and PCs, particularly in EMEA and Asia / October 2014 Growth Rates Sales by Business Growth Rates Actual Organic Consumer Devices $233 (7)% (6)% Appliances 168 4% 4% Consumer Solutions $401 (3)% (2)% Growth Rates Actual Organic Sales $401 (3)% (2)% Orders $390 (3)% (3)% Book to Bill 0.97 Adj. Operating Income $45 (17)% Adj. Operating Margin 11.2%

Q4 Financial Summary ($ in Millions, except per share amounts) Adjusted Operating Income, Adjusted Operating Margin and Adjusted EPS are non-GAAP measures; see Appendix for description. page 9 / October 2014 (0.68)

Q4 Operating Results & Other Items ($ in Millions) Adjusted Gross Margin Percentage, Adjusted Other Income, Adjusted Income Tax Expense and Adjusted Effective Tax Rate are non-GAAP measures; see Appendix for description and reconciliation. Adjusted Gross Margin Percentage Operating Expenses Other Items page 10 / October 2014 Gross margin roughly flat with prior year; up 50bps Y/Y excluding SubCom The tax benefit primarily stems from increased ability to utilize US net operating losses based on forecasted future taxable income and the integration of SEACON $ 631 Adj. Effective Tax Rate Adj. Income Tax Expense Effective Tax Rate GAAP Income Tax (Expense) Benefit Adjusted Other Income, Net Interest Expense, Net ($ in Millions)

Q4 Balance Sheet and Cash Flow Summary Free Cash Flow is a non-GAAP measure; see Appendix for description. Liquidity, Cash & Debt Free Cash Flow and Working Capital page 11 / October 2014 *Net capital expenditures benefitted from sale of underutilized real estate asset in Q4 FY14 ^Utilized $504 million to support acquisitions, primarily SEACON, in Q4 FY14 Acquisitions, net of cash required^

Q1 Outlook^

Sales *($ in Millions, except per share amounts)*	$3,460	To	$3,560
Y/Y Growth Actual Organic	 4% 2%		 7% 5%
Adjusted EPS Y/Y Growth	$0.88 7%	To	$0.92 12%

Note: The Q1FY15 Y/Y FX impact to actual revenue and EPS guidance is approximately $100M and $.03/share, respectively

Transportation Solutions

- ✓ Revenue up ~10% vs. prior year including Measurement Specialties
- ✓ Global auto production forecasted to be up 1-2% vs. prior year

Industrial Solutions

- ✓ Revenue up mid single digits vs. prior year
- ✓ Continued strength in US & Asia across most markets; Europe remains sluggish

Network Solutions

- ✓ Revenue up low single digits due to building strength in SubCom
- ✓ SubCom revenues up to ~$115M in Q1

Consumer Solutions

- ✓ Revenue down mid single digits from prior year
- ✓ Appliances growth more than offset by lower Consumer Devices revenue

Revenue up 6% with 10% Adjusted EPS growth versus prior year

^ Assumes foreign exchange rates and commodity prices that are consistent with current levels and includes the recently completed acquisition of Measurement Specialties, Inc.
* Organic Sales Growth and Adjusted EPS are non-GAAP measures; see Appendix for description and reconciliation.

page 12 / October 2014

Fiscal 2015 Outlook^

Sales *($ in Millions, except per share amounts)*	$14,700	To	$15,300
Y/Y Growth Actual Organic	 6% 3%		 10% 8%
Adjusted EPS Y/Y Growth	$4.05 7%	To	$4.35 15%

Note: The FY15 Y/Y FX impact to actual revenue and EPS guidance is approximately $400M and $.15/share, respectively

Transportation Solutions

- ✓ Revenue up double digits vs. prior year with sensors acquisitions; organic revenue up mid-single digits
- ✓ Global auto production expected to be up 2.5% to 3%

Industrial Solutions

- ✓ Actual and organic revenue up mid single digits vs. prior year
- ✓ North America and Asia solid, some softness in Europe

Network Solutions

- ✓ Actual and organic revenue up ~10% versus prior year
- ✓ Subsea Communications revenue up ~$300M versus prior year

Consumer Solutions

- ✓ Revenue slightly down vs. prior year; organic revenue up low single digits
- ✓ Appliances up low single digits; Consumer Devices down low single digits

Revenue up 8% with 11% Adjusted EPS growth versus prior year page 13 / October 2014

^ Assumes foreign exchange rates and commodity prices that are consistent with current levels and includes the recently completed acquisition of Measurement Specialties, Inc.
* Organic Sales Growth and Adjusted EPS are non-GAAP measures; see Appendix for description and reconciliation.

TE connectivity

Appendix

Non-GAAP Measures “Organic Sales Growth,” “Adjusted Gross Margin,” “Adjusted Gross Margin Percentage,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted Other Income, Net,” “Adjusted Income Tax Expense,” “Adjusted Effective Tax Rate,” ”Adjusted Income from Continuing Operations,” “Adjusted Earnings Per Share,” and “Free Cash Flow” (FCF) are non-GAAP measures and should not be considered replacements for GAAP* results. “Organic Sales Growth” is a useful measure used by us to measure the underlying results and trends in the business. The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth (the non-GAAP measure) consists of the impact from foreign currency exchange rates and acquisitions and divestitures, if any. Organic Sales Growth is a useful measure of our performance because it excludes items that: i) are not completely under management’s control, such as the impact of changes in foreign currency exchange rates; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity. The limitation of this measure is that it excludes items that have an impact on our sales. This limitation is best addressed by using organic sales growth in combination with the GAAP results. We present gross margin and adjusted gross margin percentage before special items including charges or income related to restructuring and other charges and acquisition related charges, if any ("Adjusted Gross Margin“ and “Adjusted Gross Margin Percentage”). We present Adjusted Gross Margin and Adjusted Gross Margin Percentage before special items to give investors a perspective on the underlying business results. These measures should be considered in conjunction with gross margin calculated using our GAAP results in order to understand the amounts, character and impact of adjustments to gross margin. We present operating income before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any (“Adjusted Operating Income”). We utilize Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions. It also is a significant component in our incentive compensation plans. Adjusted Operating Income is a useful measure for investors because it provides insight into our underlying operating results, trends, and the comparability of these results between periods. The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any, that may mask the underlying operating results and/or business trends. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported operating income. This limitation is best addressed by using Adjusted Operating Income in combination with operating income (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results. We present operating margin before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any (“Adjusted Operating Margin”). We present Adjusted Operating Margin before special items to give investors a perspective on the underlying business results. It also is a significant component in our incentive compensation plans. This measure should be considered in conjunction with operating margin calculated using our GAAP results in order to understand the amounts, character and impact of adjustments to operating margin. We present other income, net before special items including tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, if any (“Adjusted Other Income, Net”). We present Adjusted Other Income, Net as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. The difference between Adjusted Other Income, Net and other income, net (the most comparable GAAP measure) consists of tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, if any. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease other income, net. This limitation is best addressed by using Adjusted Other Income, Net in combination with other income, net (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. We present income tax expense after adjusting for the tax effect of special items including charges related to restructuring and other charges, acquisition related charges, impairment charges, other income or charges, and certain significant special tax items, if any (“Adjusted Income Tax Expense”). We present Adjusted Income Tax Expense to provide investors further information regarding the tax effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below). The difference between Adjusted Income Tax Expense and income tax expense (the most comparable GAAP measure) is the tax effect of adjusting items and certain significant special tax items, if any. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease income tax expense. This limitation is best addressed by using Adjusted Income Tax Expense in combination with income tax expense (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. * U.S. Generally Accepted Accounting Principles page 15 / October 2014

We present effective income tax rate after adjusting for the tax effect of special items including charges related to restructuring and other charges, acquisition related charges, impairment charges, other income or charges, and certain significant special tax items, if any (“Adjusted Effective Tax Rate”). We present Adjusted Effective Tax Rate to provide investors further information regarding the tax rate effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below). The difference between Adjusted Effective Tax Rate and effective income tax rate (the most comparable GAAP measure) is the tax rate effect of the adjusting items and certain significant special tax items, if any. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the effective income tax rate. This limitation is best addressed by using Adjusted Effective Tax Rate in combination with effective income tax rate (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. We present income from continuing operations attributable to TE Connectivity Ltd. before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects (“Adjusted Income from Continuing Operations”). We present Adjusted Income from Continuing Operations as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. Adjusted Income from Continuing Operations provides additional information regarding our underlying operating results, trends and the comparability of these results between periods. The difference between Adjusted Income from Continuing Operations and income from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) consists of the impact of charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using Adjusted Income from Continuing Operations in combination with income from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. We present diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. before special items, including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects (“Adjusted Earnings Per Share”). We present Adjusted Earnings Per Share because we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. It also is a significant component in our incentive compensation plans. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using Adjusted Earnings Per Share in combination with diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results. “Free Cash Flow” (FCF) is a useful measure of our ability to generate cash. It also is a significant component in our incentive compensation plans. The difference between net cash provided by continuing operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe free cash flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations. FCF is defined as net cash provided by continuing operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant, and equipment. These items are subtracted because they represent long-term commitments. Voluntary pension contributions are excluded from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity. Certain special items, including net payments related to pre-separation tax matters, also are considered by management in evaluating free cash flow. We believe investors should also consider these items in evaluating our free cash flow. We forecast our cash flow results excluding any voluntary pension contributions because we have not yet made a determination about the amount and timing of any such future contributions. In addition, our forecast excludes the cash impact of special items because we cannot predict the amount and timing of such items. FCF as presented herein may not be comparable to similarly-titled measures reported by other companies. The primary limitation of this measure is that it excludes items that have an impact on our GAAP cash flow. Also, it subtracts certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP measure indicates. This limitation is best addressed by using FCF in combination with the GAAP cash flow results. It should not be inferred that the entire free cash flow amount is available for future discretionary expenditures, as our definition of free cash flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of free cash flow. Non-GAAP Measures (cont.) page 16 / October 2014

Segment Summary (1)See description and reconciliation of non-GAAP measures contained in this appendix. Q4 FY2014 ($ in Millions) page 17 / October 2014 FY2014 ($ in Millions)

Reconciliation of Net Sales Growth– Q4 14 vs. Q4 13

	Change in Net Sales for the Quarter Ended September 26, 2014 versus Net Sales for the Quarter Ended September 27, 2013 ($ in millions)						Percentage of Segment's Total Net Sales for the Quarter Ended September 26, 2014
	Organic [1]		Translation [2]	Acquisitions (Divestiture)	Total		
Transportation Solutions [3]:							
Automotive	$ 89	6.4 %	$ 5	$ 2	$ 96	6.9 %	100 %
Total	89	6.4	5	2	96	6.9	100 %
Industrial Solutions [3]:							
Industrial Equipment	16	4.6	(1)	-	15	4.3	40
Aerospace, Defense, Oil, and Gas	25	9.7	-	40	65	24.8	36
Energy	7	3.2	(1)	(3)	3	1.4	24
Total	48	5.9	(2)	37	83	10.1	100 %
Network Solutions [3]:							
Telecom Networks	(12)	(3.6)	(1)	-	(13)	(3.8)	43
Data Communications	(5)	(2.2)	1	-	(4)	(2.1)	24
Enterprise Networks	11	6.8	(1)	-	10	6.3	22
Subsea Communications	(17)	(16.9)	(1)	-	(18)	(17.5)	11
Total	(23)	(2.9)	(2)	-	(25)	(3.1)	100 %
Consumer Solutions [3]:							
Consumer Devices	(16)	(6.1)	(1)	-	(17)	(6.8)	58
Appliances	7	4.0	(1)	-	6	3.7	42
Total	(9)	(2.1)	(2)	-	(11)	(2.7)	100 %
Total	$ 105	3.1 %	$ (1)	$ 39	$ 143	4.2 %	

[1] Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this appendix.

[2] Represents the change in net sales resulting from changes in foreign currency exchange rates.

[3] Industry end market information is presented consistently with our internal management reporting and may be revised periodically as management deems necessary.

page 18 / October 2014

Reconciliation of Net Sales Growth– FY2014 vs. FY2013

	Change in Net Sales for the Year Ended September 26, 2014 versus Net Sales for the Year Ended September 27, 2013											Percentage of Segment's Total Net Sales for the Year Ended September 26, 2014
	Organic [1]			Translation [2]		Acquisitions (Divestitures)		Total				
	($ in millions)											
Transportation Solutions [3]:												
Automotive	$	570	10.4 %	$	33	$	2	$	605	11.0 %		100 %
Total		570	10.4		33		2		605	11.0		100 %
Industrial Solutions [3]:												
Industrial Equipment		77	6.0		4		-		81	6.3		41
Aerospace, Defense, Oil, and Gas		67	6.5		8		46		121	11.9		35
Energy		17	2.1		(1)		(15)		1	0.1		24
Total		161	5.2		11		31		203	6.6		100 %
Network Solutions [3]:												
Broadband Network Solutions (BNS):												
Telecom Networks		33	2.6		4		-		37	2.9		45
Enterprise Networks		26	4.2		(14)		-		12	2.0		21
BNS Total		59	3.1		(10)		-		49	2.6		66
Data Communications		(43)	(5.5)		(1)		(39)		(83)	(10.7)		24
Subsea Communications		(114)	(28.7)		-		-		(114)	(28.7)		10
Total		(98)	(3.2)		(11)		(39)		(148)	(4.8)		100 %
Consumer Solutions [3]:												
Consumer Devices		(55)	(5.4)		(12)		-		(67)	(6.6)		59
Appliances		39	6.3		-		-		39	6.3		41
Total		(16)	(1.0)		(12)		-		(28)	(1.7)		100 %
Total	$	617	4.6 %	$	21	$	(6)	$	632	4.8 %		

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information is presented consistently with our internal management reporting and may be revised periodically as management deems necessary.

page 19 / October 2014

Reconciliation of Net Sales Growth by Segment and Geography – Q4 14 vs. Q4 13

	Change in Net Sales for the Quarter Ended September 26, 2014 versus Net Sales for the Quarter Ended September 27, 2013					
	Organic [1]		Translation [2]	Acquisitions (Divestiture)	Total	
	($ in millions)					
Transportation Solutions:						
EMEA	$ 34	6.0 %	$ 3	$ -	$ 37	6.3 %
Asia–Pacific	46	9.5	3	-	49	10.2
Americas	9	2.6	(1)	2	10	3.0
Total	89	6.4	5	2	96	6.9
Industrial Solutions:						
EMEA	2	0.4	2	8	12	3.6
Asia–Pacific	21	13.7	(1)	-	20	13.2
Americas	25	7.7	(3)	29	51	15.3
Total	48	5.9	(2)	37	83	10.1
Network Solutions:						
EMEA	10	5.1	2	-	12	6.1
Asia–Pacific	(8)	(4.0)	1	-	(7)	(3.6)
Americas	(25)	(6.1)	(5)	-	(30)	(7.2)
Total	(23)	(2.9)	(2)	-	(25)	(3.1)
Consumer Solutions:						
EMEA	(7)	(12.3)	(1)	-	(8)	(13.1)
Asia–Pacific	(3)	(1.1)	(2)	-	(5)	(1.8)
Americas	1	2.2	1	-	2	2.8
Total	(9)	(2.1)	(2)	-	(11)	(2.7)
Total:						
EMEA	39	3.3	6	8	53	4.5
Asia–Pacific	56	5.1	1	-	57	5.2
Americas	10	0.9	(8)	31	33	2.9
Total	$ 105	3.1 %	$ (1)	$ 39	$ 143	4.2 %

[1] Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this appendix.

[2] Represents the change in net sales resulting from changes in foreign currency exchange rates.

page 20 / October 2014

page 21 Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended September 26, 2014 / October 2014 Acquisition Restructuring Related and Other Tax Adjusted U.S. GAAP Charges (1) Charges, Net Items (2) (Non-GAAP) (3) Operating Income: Transportation Solutions 305 $ 4 $ 4 $ - $ 313 $ Industrial Solutions 116 29 - - 145 Network Solutions 55 - 13 - 68 Consumer Solutions 45 - - - 45 Total 521 $ 33 $ 17 $ - $ 571 $ Operating Margin 14.6% 16.0% Other Income, Net 6 $ - $ - $ - $ 6 $ Income Tax (Expense) Benefit 169 $ (1) $ (8) $ (282) $ (122) $ Effective Tax Rate NM (4) 22.3% Income from Continuing Operations Attributable to TE Connectivity Ltd. 665 $ 32 $ 9 $ (282) $ 424 $ Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd. 1.60 $ 0.08 $ 0.02 $ (0.68) $ 1.02 $ (4) Not meaningful (1) Includes $29 million of acquisition and integration charges and $4 million of non-cash amortization associated with fair value adjustments primarily related to acquired inventories and customer order backlog recorded in cost of sales. (3) See description of non-GAAP measures contained in this appendix. (2) Income tax benefits recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards. Adjustments ($ in millions, except per share data)

page 22 Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended September 27, 2013 / October 2014 Acquisition Restructuring Related and Other Tax Adjusted U.S. GAAP Charges Charges, Net Items (1) (Non-GAAP) (2) Operating Income: Transportation Solutions 257 $ 2 $ 9 $ - $ 268 $ Industrial Solutions 127 1 7 - 135 Network Solutions 33 - 49 - 82 Consumer Solutions 48 - 6 - 54 Total 465 $ 3 $ 71 $ - $ 539 $ Operating Margin 13.5% 15.7% Other Income, Net 16 $ - $ - $ (9) $ 7 $ Income Tax Expense (63) $ (2) $ (18) $ (40) $ (123) $ Effective Tax Rate 14.0% 23.8% Income from Continuing Operations Attributable to TE Connectivity Ltd. 387 $ 1 $ 53 $ (49) $ 392 $ Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd. 0.92 $ - $ 0.13 $ (0.12) $ 0.93 $ (1) Includes income tax benefits recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards partially offset by income tax expense related to adjustments to prior year income tax returns. In addition, the other income adjustment includes amounts related to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters. (2) See description of non-GAAP measures contained in this appendix. Adjustments ($ in millions, except per share data)

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Year Ended September 26, 2014

	U.S. GAAP	Adjustments: Acquisition Related Charges (1)	Adjustments: Restructuring and Other Charges, Net	Adjustments: Tax Items (2)	Adjusted (Non-GAAP) (3)
	($ in millions, except per share data)				
Operating Income:					
Transportation Solutions	$ 1,283	$ 4	$ 4	$ -	$ 1,291
Industrial Solutions	446	31	7	-	484
Network Solutions	163	-	35	-	198
Consumer Solutions	153	-	13	-	166
Total	$ 2,045	$ 35	$ 59	$ -	$ 2,139
Operating Margin	14.7%				15.4%
Other Income, Net	$ 63	$ -	$ -	$ (39)	$ 24
Income Tax Expense	$ (207)	$ (1)	$ (22)	$ (239)	$ (469)
Effective Tax Rate	10.4%				22.9%
Income from Continuing Operations Attributable to TE Connectivity Ltd.	$ 1,789	$ 34	$ 37	$ (278)	$ 1,582
Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$ 4.29	$ 0.08	$ 0.09	$ (0.67)	$ 3.79

(1) Includes $31 million of acquisition and integration charges and $4 million of non-cash amortization associated with fair value adjustments primarily related to acquired inventories and customer order backlog recorded in cost of sales.

(2) Includes income tax benefits of $282 million recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards and income tax expense related to adjustments to prior year income tax returns. In addition, other income includes amounts related to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters, including $18 million related to our share of a settlement agreement entered into by Tyco International with a former subsidiary.

(3) See description of non-GAAP measures contained in this appendix.

page 23 / October 2014

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Year Ended September 27, 2013

	U.S. GAAP	Adjustments: Acquisition Related Charges	Adjustments: Restructuring and Other Charges, Net	Adjustments: Tax Items [1]	Adjusted (Non-GAAP) [2]
	($ in millions, except per share data)				
Operating Income:					
Transportation Solutions	$ 972	$ 7	$ 38	$ -	$ 1,017
Industrial Solutions	362	7	62	-	431
Network Solutions	136	-	125	-	261
Consumer Solutions	86	-	86	-	172
Total	$ 1,556	$ 14	$ 311	$ -	$ 1,881
Operating Margin	11.7%				14.2%
Other Income (Expense), Net	$ (183)	$ -	$ -	$ 213	$ 30
Income Tax (Expense) Benefit	$ 29	$ (5)	$ (90)	$ (354)	$ (420)
Effective Tax Rate	NM[3]				23.5%
Income from Continuing Operations Attributable to TE Connectivity Ltd.	$ 1,276	$ 9	$ 221	$ (141)	$ 1,365
Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$ 3.02	$ 0.02	$ 0.52	$ (0.33)	$ 3.23

[1] Includes $331 million of income tax benefits associated with the settlement of an audit of prior year income tax returns as well as the related impact of $231 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien. Also includes income tax expense related to adjustments to prior year income tax returns, income tax benefits recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards, and income tax benefits recognized in connection with the lapse of statutes of limitations for examinations of prior year income tax returns. In addition, the other income adjustment includes amounts related to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters.

[2] See description of non-GAAP measures contained in this appendix.

[3] Not meaningful

page 24 / October 2014

TE connectivity

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended December 27, 2013 page 25 / October 2014 Restructuring and Other Tax Adjusted U.S. GAAP Charges, Net Items (1) (Non-GAAP) (2) Operating Income: Transportation Solutions 296 $ 1 $ - $ 297 $ Industrial Solutions 99 1 - 100 Network Solutions 46 5 - 51 Consumer Solutions 38 - - 38 Total 479 $ 7 $ - $ 486 $ Operating Margin 14.4% 14.6% Other Income, Net 32 $ - $ (25) $ 7 $ Income Tax Expense (127) $ (1) $ 7 $ (121) $ Effective Tax Rate 26.3% 26.1% Income from Continuing Operations Attributable to TE Connectivity Ltd. 355 $ 6 $ (18) $ 343 $ Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd. 0.85 $ 0.01 $ (0.04) $ 0.82 $ (1) Includes income tax expense related to adjustments to prior year income tax returns. In addition, other income includes amounts related to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters, including $18 million related to our share of a settlement agreement entered into by Tyco International with a former subsidiary. (2) See description of non-GAAP measures contained in this appendix. Adjustments ($ in millions, except per share data)

Reconciliation of Gross Margin & Gross Margin Percentage page 26 / October 2014 December 28, March 29, June 28, September 27, December 27, March 28, June 27, September 26, 2012 2013 2013 2013 2013 2014 2014 2014 Net Sales 3,134 $ 3,265 $ 3,449 $ 3,432 $ 3,326 $ 3,431 $ 3,580 $ 3,575 $ Cost of Sales 2,145 2,213 2,317 2,276 2,209 2,258 2,376 2,377 Gross Margin 989 1,052 1,132 1,156 1,117 1,173 1,204 1,198 Gross Margin Percentage 31.6% 32.2% 32.8% 33.7% 33.6% 34.2% 33.6% 33.5% Acquisition Related Charges - - - - - - - 4 Adjusted Gross Margin (1) 989 $ 1,052 $ 1,132 $ 1,156 $ 1,117 $ 1,173 $ 1,204 $ 1,202 $ Adjusted Gross Margin Percentage (1) 31.6% 32.2% 32.8% 33.7% 33.6% 34.2% 33.6% 33.6% (1) See description of non-GAAP measures contained in this appendix. For the Quarters Ended ($ in millions)

Reconciliation of Free Cash Flow page 27 / October 2014 September 26, September 27, September 26, September 27, 2014 2013 2014 2013 Reconciliation to Free Cash Flow: Net cash provided by continuing operating activities 754 $ 595 $ 2,095 $ 2,048 $ Capital expenditures (197) (203) (673) (615) Proceeds from sale of property, plant, and equipment 104 20 129 39 Payments related to pre-seperation U.S. tax matters, net - - 179 28 Free cash flow (1) 661 $ 412 $ 1,730 $ 1,500 $ (1) See description of non-GAAP measures contained in this appendix. For the Quarters Ended (in millions) For the Years Ended

Reconciliation of Forward-Looking Non-GAAP Financial Measures to Forward-Looking GAAP Financial Measures page 28 / October 2014 Outlook for Quarter Ending December 26, Outlook for 2014 Fiscal 2015 Diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (GAAP) $0.95 - 0.99 $3.99 - 4.29 Restructuring and other charges, net 0.05 0.09 Acquisition related charges 0.14 0.23 Tax items (0.26) (0.26) Adjusted diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (non-GAAP) (1) $0.88 - 0.92 $4.05 - 4.35 Net sales growth (GAAP) 4-7% 6-10% Translation 3 2-3% Acquisitions (divestitures) (5) (5) Organic net sales growth (non-GAAP)(1) 2-5% 3-8% (1) See description of non-GAAP measures contained in this release.